Exhibit 21.1
Significant Subsidiaries of the Registrant

4Warranty Corporation	Florida
Accelerated Service Enterprise, LLC	New Jersey
Auto Knight Motor Club, Inc.	California
Bankers Life Insurance Company of Louisiana	Louisiana
Blue Ridge Indemnity Company	Delaware
Continental Car Club, Inc.	Tennessee
Connect Administration Ltd.	United Kingdom
Dealer Motor Services, Inc.	New Jersey
Defend Administration Services s.r.o.	Czech Republic
Defend Assist Ltd.	United Kingdom
Defend Insurance Holding s.r.o.	Czech Republic
Defend Insurance Kft.	Hungary
Defend Insurance s.r.o.	Czech Republic
Defend Insurance s.r.o.	Slovakia
Defend Insurance s.r.l.	Romania
Defend Insurance Sp.z.o.o.	Poland
Defend Solutions s.r.o.	Czech Republic
Digital Leash LLC, d/b/a ProtectCELL	Florida
Fortegra Europe, Ltd.	United Kingdom
Fortegra Europe Holdings S.E.	Malta
Fortegra Europe Insurance Company S.E.	Malta
Fortegra Financial Corporation	Delaware
Fortegra Indemnity Insurance Company, Ltd.	Turks & Caicos
Fortegra Intermediate Warranty Holdings, LLC	Delaware
Fortegra Specialty Insurance Company	Arizona
Fortegra Warranty Holdings, LLC	Delaware
Freedom Insurance Company, LTD.	Turks & Caicos
Independent Dealer Group, Inc.	New Jersey
Ingenasys, Ltd	United Kingdom
Insurance Company of the South	Georgia
ITC Compliance GRP Ltd.	United Kingdom
ITC Compliance Ltd.	United Kingdom
Life of the South Insurance Company	Georgia
LOTS Intermediate Co.	Delaware
LOTSolutions, Inc.	Georgia
LOTSolutions FL LLC	Florida
Lyndon Southern Insurance Company	Delaware
Ownershield, Inc.	Texas
Pacific Benefits Group Northwest, LLC, d/b/a Fortegra Personal Insurance Agency	Oregon
Premia Solutions Ltd.	United Kingdom
Premia Solutions Europe Motor Ltd.	Ireland
Premia Solutions Warranty Ltd.	United Kingdom

Response Indemnity Company of California	California
SAC AdminLLC	Arizona
SAC Holdings, Inc.	Arizona
SAC Insurance Company	Arizona
Sky Services LLC	Delaware
Smart AutoCare Inc.	Arizona
Smart AutoCare Administration Solutions Inc.	Arizona
South Bay Acceptance Corporation	California
South Bay Financial Services, LLC	Delaware
South Bay Funding LLC	Florida
Southern Financial Life Insurance Company	Kentucky
The Service Doc, Inc.	Florida
Tiptree Reassurance Company, Ltd.	Turks & Caicos
United Motor Club of America, Inc.	Kentucky